Exhibit 99.1

EVERCORE PARTNERS REPORTS 21% SECOND QUARTER REVENUE GROWTH

Highlights

•	Second Quarter Financial Summary:

•	Adjusted Pro Forma Net Revenues of $71.3 million, up 21% versus the same period in 2008

•	Adjusted Pro Forma earnings of $3.6 million, or $0.10 per share

•

Earnings adversely affected by one-time expenses, including $8.5 million related to the hiring of the new Chief Executive Officer and other Corporate actions, and $3.8 million unrealized loss associated with U.S. Private Equity portfolio company valuations

•	U.S. GAAP Net Revenues of $71.0 million, Net Loss Attributable to Evercore Partners Inc. of $6.0 million or $0.43 per share

•	#1 M&A Advisory boutique both in the U.S. and globally

•

Ralph Schlosstein, co-founder and former President of BlackRock, joined at the end of May as President and Chief Executive Officer; Roger Altman to continue as Chairman and work full-time in the Advisory business

•	Advised General Motors on the largest restructuring transaction of the year and Wyeth on the largest M&A transaction of the year

NEW YORK, July 29, 2009 – Evercore Partners Inc. (NYSE: EVR) today announced that its Adjusted Pro Forma Net Revenues were $71.3 million and $121.9 million for the three and six months ended June 30, 2009, respectively, compared to Adjusted Pro Forma Net Revenues of $58.9 million and $102.9 million for the three and six months ended June 30, 2008, respectively. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $3.6 million and $5.4 million or $0.10 and $0.15 per share for the three and six months ended June 30, 2009, respectively, compared to Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $5.8 million and $10.3 million or $0.17 and $0.30 per share for the three and six months ended June 30, 2008, respectively.

The results for the quarter were driven by strong revenue growth in the Advisory business, particularly restructuring. These results were offset by one-time costs of $8.5 million associated with recruiting the new Chief Executive Officer and other one-time Corporate actions, as well as a $3.8 million unrealized loss relating principally to the valuation of an energy investment in Evercore Capital Partners (“ECP”) II. The combined impact of the Corporate actions and the unrealized loss was to decrease net income by $7.1 million, or $0.20 per share. Excluding the effect of the above items, Adjusted Pro Forma Net Income would be $10.7 million or $0.30 per share for the three months ended June 30, 2009.

U.S. GAAP Net Revenues were $71.0 million and $120.8 million for the three and six months ended June 30, 2009, respectively, compared to U.S. GAAP Net Revenues of $60.1 million and $104.6 million for the three and six months ended June 30, 2008, respectively. U.S. GAAP Net Loss Attributable to Evercore Partners Inc. was $6.0 million and $5.9 million or $0.43 and $0.42 per share for the three and six months ended June 30, 2009, respectively, compared to a U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $2.1 million and $1.1 million or $0.16 and $0.08 per share for the three and six months ended June 30, 2008, respectively. The U.S. GAAP net loss for the three and six months ended June 30, 2009 reflects a previously disclosed $16.1 million charge primarily for U.S. Private Equity restructuring related to equity that existing Senior Managing Directors have forfeited in connection with downsizing ECP and other cost reducing steps, in addition to the items described above. U.S. GAAP results would reflect a profit excluding these items.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of Advisory fees earned, as well as gains or losses relating to the Firm’s Investment Management business and other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“The results for the quarter reflect both the potential of the Evercore franchise and the work that needs to be done to ensure that our revenue growth is reflected in our earnings,” said Ralph Schlosstein, President and Chief Executive Officer. “Our partners are among the very best and brightest senior advisors in the business; a key differentiator in the marketplace. We continue to attract new partners, broadening our capabilities in key market sectors, with the addition of George Ackert (Transportation), Robert Pacha (Mid-stream Energy and MLP), Mark Friedman (Transportation, Shipping and Infrastructure) and Mark Burton (Depository Financial Institutions). These recent additions increase expenses and depress earnings in the short run, but should position the firm to participate more fully in the recovery of merger and acquisition activity when that recovery occurs.”

Mr. Schlosstein continued, “Our Investment Management business results continue to reflect the start-up nature of these businesses. While assets under management and revenues are growing, these businesses generate significantly less revenue than their costs, depressing earnings and adversely affecting both our margins and our compensation ratios. This business will receive significant attention in the near term. Our management team is deeply committed to ensuring that more of our revenue success is translated into earnings growth in the coming quarters.”

“The business environment for Evercore continues to be challenging,” said Roger Altman, Chairman. “But, between Ralph’s joining as CEO, and the improving financing climate, I am quite optimistic for the Firm over the medium term. We just had a strong revenue performance but must start converting more of that into earnings. I believe that, with the newly strengthened management, we can do that.”

In the discussion below of Evercore and the business segments, information is presented on an adjusted pro forma basis which is a non-generally accepted accounting principles (“non-GAAP”) measure and is unaudited. Adjusted pro forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) adjusted to exclude certain items. Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect what management views as ongoing operations. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the adjusted pro forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an adjusted pro forma basis, see pages A-1 through A-9 included in Annex I. These adjusted pro forma amounts are allocated to the Company’s two business segments: Advisory and Investment Management.

Consolidated Adjusted Pro Forma and U.S. GAAP Results

	Three Months Ended June 30,
	Adjusted Pro Forma			U.S. GAAP
	2009	2008	% Change	2009	2008	% Change
	(dollars in thousands)
Net Revenues (1)	$71,312	$58,865	21%	$71,043	$60,118	18%

Expenses:
Employee Compensation and Benefits	51,859	38,512	35%	51,859	38,512	35%
Non-compensation Costs (1)	13,376	10,699	25%	32,121	13,737	134%

Total Expenses	65,235	49,211	33%	83,980	52,249	61%

Operating Income (Loss)	6,077	9,654	(37%)	(12,937)	7,869	NM
Interest Expense on Long-term Debt (2)	1,897	—	NM	—	—	NM

Pre-Tax Income (Loss)	4,180	9,654	(57%)	(12,937)	7,869	NM
Provision for Income Taxes	1,757	3,877	(55%)	1,373	2,461	(44%)

Net Income (Loss)	2,423	5,777	(58%)	(14,310)	5,408	NM
Noncontrolling Interest	(1,127)	—	NM	(8,267)	3,352	NM

Net Income (Loss) Attributable to Evercore Partners Inc.	$3,550	$5,777	(39%)	$(6,043)	$2,056	NM

Earnings (Loss) Per Share	$0.10	$0.17	(41%)	$(0.43)	$0.16	NM

	Six Months Ended June 30,
	Adjusted Pro Forma			U.S. GAAP
	2009	2008	% Change	2009	2008	% Change
	(dollars in thousands)
Net Revenues (1)	$121,918	$102,900	18%	$120,769	$104,606	15%

Expenses:
Employee Compensation and Benefits	87,713	64,315	36%	87,713	71,767	22%
Non-compensation Costs (1)	24,023	22,478	7%	44,538	27,572	62%

Total Expenses	111,736	86,793	29%	132,251	99,339	33%

Operating Income (Loss)	10,182	16,107	(37%)	(11,482)	5,267	NM
Interest Expense on Long-term Debt (2)	3,789	—	NM	—	—	NM

Pre-Tax Income (Loss)	6,393	16,107	(60%)	(11,482)	5,267	NM
Provision for Income Taxes	2,693	5,835	(54%)	2,431	2,167	12%

Net Income (Loss)	3,700	10,272	(64%)	(13,913)	3,100	NM
Noncontrolling Interest	(1,655)	—	NM	(8,061)	2,009	NM

Net Income (Loss) Attributable to Evercore Partners Inc.	$5,355	$10,272	(48%)	$(5,852)	$1,091	NM

Earnings (Loss) Per Share	$0.15	$0.30	(50%)	$(0.42)	$0.08	NM

(1)	For Adjusted Pro Forma purposes reimbursable client related expenses and expenses associated with revenue sharing arrangements with third parties have been presented as a reduction from the associated Non-compensation Costs for all periods. In prior years, such amounts were included in Net Revenues. Included in the U.S. GAAP non-compensation costs are Special Charges which are discussed further under “Other U.S. GAAP Expenses.”
(2)	Interest Expense on Long-term Debt represents interest expense on the Senior Notes and is presented below Operating Income (Loss) on an Adjusted Pro Forma basis.

Business Line Reporting

A discussion of Adjusted Pro Forma revenues and expenses is presented below for the Advisory and Investment Management segments. Unless otherwise stated, all the financial measures presented in this discussion are Adjusted Pro Forma measures.

Advisory

Evercore continues to strengthen its Advisory business adding high quality partners, expanding its industry coverage (transportation and infrastructure, midstream oil and gas, shipping and depository financial institutions) and geographic coverage (opening a Houston office), and enhancing its restructuring business, which is now among the market leaders.

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	% Change	2009	2008	% Change
	(dollars in thousands)
Net Revenues:
Advisory (1)	$68,439	$56,566	21%	$116,488	$96,964	20%
Other Revenue, net	(71)	727	NM	531	1,509	(65%)

Net Revenues	68,368	57,293	19%	117,019	98,473	19%

Expenses:
Employee Compensation and Benefits	39,682	34,095	16%	68,894	55,232	25%
Non-compensation Costs (1)	8,468	8,313	2%	15,759	17,977	(12%)

Total Expenses	48,150	42,408	14%	84,653	73,209	16%

Adjusted Pro Forma Operating Income	20,218	14,885	36%	32,366	25,264	28%
Interest Expense on Long-term Debt (2)	683	—	NM	683	—	NM

Adjusted Pro Forma Pre-Tax Income	$19,535	$14,885	31%	$31,683	$25,264	25%

(1)	Reimbursable client related expenses and expenses associated with revenue sharing arrangements with third parties have been presented as a reduction from the associated Non-compensation Costs for all periods. In prior years, such amounts were included in Net Revenues.
(2)	Interest expense related to the Senior Notes is presented in Interest Expense on Long-term Debt in order to clearly reflect the operating results of the business.

Revenues

Advisory revenue was $68.4 million and $117.0 million for the three and six months ended June 30, 2009, respectively, compared to $57.3 million and $98.5 million for the three and six months ended June 30, 2008, respectively. The increase in revenues reflects the growing contribution from restructuring assignments including General Motors, MGM Mirage, LyondellBasell and CIT Group and participation on prominent advisory transactions including advising Frontier Communications on its transaction with Verizon Communications, and in the first quarter, advising Wyeth on its proposed transaction with Pfizer.

Industry-wide M&A volumes continue to be down from 2008 levels with the dollar value of global completed M&A transactions down 48% and U.S. completed M&A transactions down 29% during the first six months of 2009 over the prior year according to ThomsonReuters. Restructuring activity levels remain high.

According to ThomsonReuters, among boutiques, Evercore was ranked number one both globally and in the U.S. as measured by the value of announced transactions during the first half of 2009. The Company earned Advisory revenues in excess of $1 million from ten clients during the second quarter of 2009, down slightly from the second quarter of 2008 but up from seven last quarter. The number of fee paying clients for the first half of 2009 grew to 103 in comparison with 97 in the first half of 2008.

Expenses

Compensation costs for the Advisory segment for the three and six months ended June 30, 2009, were $39.7 million and $68.9 million, respectively, up from $34.1 million and $55.2 million for the three and six months ended June 30, 2008, respectively. The year-on-year increase in compensation is due to higher revenues earned this quarter and the impact of new senior executive hires. For the three and six months ended June 30, 2009, Evercore’s Advisory compensation ratio was 58.0% and 58.9%, respectively, versus the compensation ratio reported for the three and six months ended June 30, 2008 of 59.5% and 56.1%, respectively. Excluding stock compensation costs of $3.8 million and $7.5 million for the three and six months ended June 30, 2009, respectively, related to new Advisory Senior Managing Directors1, the ratio would have been 52.5% for both periods.

[1]	Defined as Senior Managing Directors hired in the past twenty-four months

Non-compensation costs for the three months ended June 30, 2009 of $8.5 million increased slightly from the same period last year due to higher professional and regulatory filing fees. Through the first six months of the year, non-compensation expenses declined 12% from the same period last year driven by lower travel and professional fees and reflecting our ongoing focus on cost control.

Investment Management

The results for the Investment Management business reflect the start-up nature of operations for many of the segment’s operating units and the restructuring of its U.S. Private Equity business as disclosed in the first quarter. Assets under management (“AUM”) grew to approximately $3 billion, including AUM from the Wealth Management business of $1 billion. These new business initiatives, including the acquisition of Bank of America’s Special Fiduciary Services (“SFS”) business, the consolidation of the results of Evercore Asset Management and the ongoing growth of Evercore Wealth Management drove the growth in revenues and expenses for the three and six month periods.

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008	% Change	2009	2008	% Change
	(dollars in thousands)
Net Revenues:
Private Equity (1)	$(1,812)	$3,305	NM	$(342)	$5,431	NM
Institutional Asset Management	3,450	(1,603)	NM	2,380	(1,314)	NM
Wealth Management	522	—	NM	688	—	NM

Investment Management Revenues	2,160	1,702	27%	2,726	4,117	(34%)
Other Revenue, net (2)	784	(130)	NM	2,173	310	601%

Net Revenues	2,944	1,572	87%	4,899	4,427	11%

Expenses:
Employee Compensation and Benefits	12,177	4,417	176%	18,819	9,083	107%
Non-compensation Costs (1)	4,908	2,386	106%	8,264	4,501	84%

Total Expenses	17,085	6,803	151%	27,083	13,584	99%

Adjusted Pro Forma Operating Income (Loss)	(14,141)	(5,231)	(170%)	(22,184)	(9,157)	(142%)
Interest Expense on Long-term Debt (2)	1,214	—	NM	3,106	—	NM

Adjusted Pro Forma Pre-Tax Income (Loss)	$(15,355)	$(5,231)	(194%)	$(25,290)	$(9,157)	(176%)

(1)	Reimbursable client related expenses have been presented as a reduction from the associated Non-compensation Costs for all periods. In prior years, such amounts were included in Net Revenues.
(2)	Other Revenue, net includes interest income and expense on short-term reverse repurchase and repurchase agreements. Interest expense related to the Senior Notes is presented in Interest Expense on Long-term Debt in order to clearly reflect the operating results of the business.

Investment Management Revenue Components

	Three Months Ended		% Change	Six Months Ended		% Change
	2Q 2009	2Q 2008		2Q 2009	2Q 2008
	(dollars in thousands)
Management Fees
Wealth Management	$707	$—	NM	$1,077	$—	NM
Institutional Asset Management	3,311	561	490%	4,316	2,018	114%
Private Equity	2,002	1,934	4%	4,149	3,753	11%

Total Management Fees	6,020	2,495	141%	9,542	5,771	65%

Realized and Unrealized Gains
Institutional Asset Management	139	(2,089)	NM	(682)	(3,057)	78%
Private Equity	(3,814)	1,371	NM	(4,491)	1,678	NM

Total Realized and Unrealized Gains	(3,675)	(718)	(412%)	(5,173)	(1,379)	(275%)

Highview	—	—	NM	(920)	—	NM
Equity in EAM Losses	—	(75)	NM	(334)	(275)	(21%)
Equity in Pan Losses	(185)	—	NM	(389)	—	NM

Investment Management Revenues	$2,160	$1,702	27%	$2,726	$4,117	(34%)

Revenues

Management Fees earned from the management of client portfolios and other investment advisory services increased by 141% and 65% for the three and six months ended June 30, 2009 compared to the prior periods. The growth was driven by the new business initiatives.

Revenue growth from management fees was offset by mark-to-market losses relating to investments in the private equity funds we sponsor. During the second quarter and first half of 2009 the Company recognized a loss of $3.8 million and $4.5 million, respectively, relating principally to a reduction in carrying value of an energy investment in ECP II due to the weak commodity price environment and the associated reversal in previously recognized carried interest income.

At June 30, 2009, Evercore had $11.9 million invested in the private equity funds it sponsors, which includes $0.5 million of previously recognized carry.

Expenses

The growth in expenses was driven by the acquisition of the SFS business, the consolidation of EAM and the growth of the Wealth Management business, as well as the impact of Corporate actions.

Other U.S. GAAP Expenses

Included in the three and six months ended June 30, 2009 and 2008 U.S. GAAP results are the following expenses that have been excluded from the Adjusted Pro Forma results:

•

$16.1 million of Special Charges for the three months ended June 30, 2009 incurred in conjunction with Evercore’s decision to suspend capital raising for ECP and other ongoing strategic cost management initiatives. The charge relates to the expense required to be recorded under U.S. GAAP for stock-based compensation awards that are voluntarily forfeited by employees who remain with the Company. During the second quarter of 2009 employees voluntarily forfeited 416,878 unvested restricted stock units and 250,230 Evercore LP partnership units.

•

In addition, the Company incurred $1.3 million and $2.4 million of charges for the three and six months ended June 30, 2008, respectively, as Special Charges in connection with employee severance, accelerated share-based vesting, facilities costs associated with the closing of the Los Angeles office and the write-off of certain capitalized costs associated with capital raising initiatives for ECP.

•	The amortization of intangibles associated with the acquisitions of Protego, Braveheart, SFS and EAM.

•

$7.5 million in expense included in Employee Compensation and Benefits for the six months ended June 30, 2008, resulting from the issuance of shares as additional deferred consideration pursuant to the Sale and Purchase Agreement associated with the Braveheart acquisition. This was the final payment relating to this acquisition.

•

$0.4 million and $0.7 million of charges for the three and six months ended June 30, 2009, respectively, as Acquisition and Transition Costs for costs incurred in connection with the acquisition of SFS and formation of Evercore Trust Company. This charge reflects the change in accounting for deal-related costs required by SFAS No. 141(R), Business Combinations, which was effective January 1, 2009.

In addition, reimbursable client related expenses and expenses associated with revenue sharing engagements with third parties have been presented as a reduction from Revenues and the associated Non-compensation costs of $1.6 million and $2.6 million in the Adjusted Pro Forma results for the three and six months ended June 30, 2009, respectively, and $1.3 million and $1.7 million for the three and six months ended June 30, 2008, respectively.

Income Taxes

For the three and six months ended June 30, 2009, Evercore’s adjusted pro forma effective tax rate was approximately 42% for both periods compared to an effective tax rate of approximately 40% and 36% for the three and six months ended June 30, 2008, respectively. The adjusted pro forma effective tax rate assumes that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rate, that all deferred tax assets relating to foreign operations are fully realizable within that structure on a consolidated basis and that adjustments for deferred tax assets related to tax deductions for equity-based compensation awards are made directly to stockholders’ equity.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding liquid assets available for operations and investments of $271 million at June 30, 2009. Amounts due related to the Long-Term Notes Payable were $96 million.

During the quarter the Company repurchased approximately 65,000 shares of Class A common stock pursuant to the net settlement of stock-based compensation awards.

Dividend

On July 27, 2009 the Board of Directors of Evercore declared a quarterly dividend of $0.12 per share to be paid on September 11, 2009 to common stockholders of record on August 28, 2009.

Equity Arrangements

On July 27, 2009, the limited partnership agreement of Evercore LP was amended and restated for the primary purpose of better aligning employees’ interests with shareholders’ interests. In particular, the event-based vesting terms for unvested partnership units that were triggered if two of the three Evercore founders did not continue to be employed by or serve as a director of the Company or its affiliates or if two founders and certain affiliated entities ceased to beneficially own a specified percentage of their Evercore equity, were deleted and replaced with more traditional time-based vesting provisions. The unvested partnership units will now vest ratably on December 31, 2011, 2012 and 2013 so long as the equity holder remains employed with Evercore on such dates. In addition, to better manage Evercore’s public float and equity overhang, the transfer restrictions, which previously specified August 11, 2011 as the date when most vested partnership units would be permitted to be exchanged for shares of Class A Common stock have been amended to provide for a release of the transfer restrictions on vested partnership units in 20% increments on each of December 31, 2009, 2010, 2011, 2012 and 2013. In conjunction with these changes, the Company also adopted minimum equity ownership guidelines for all Senior Managing Directors.

Conference Call

Evercore will host a conference call to discuss its results for the second quarter on Wednesday, July 29, 2009, at 8:00 a.m. Eastern Time with access available via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (877) 941-6013 (toll-free domestic) or (480) 629-9738 (international); passcode: 4118644. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (800) 406-7325 (toll-free domestic) or (303) 590-3030 (international); passcode: 4118644. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s Web site at www.evercore.com. The webcast will be archived on Evercore’s Web site for 30 days after the call.

About Evercore Partners

Evercore Partners is a leading investment banking boutique and investment management firm. Evercore’s Advisory business counsels its clients on mergers, acquisitions, divestitures, restructurings and other strategic transactions. Evercore’s Investment Management business comprises wealth management, institutional asset management and private equity investing. Evercore serves a diverse set of clients around the world from its offices in New York, San Francisco, Boston, Washington D.C., Los Angeles, Houston, London, Mexico City and Monterrey, Mexico. More information about Evercore can be found on the Company’s Web site at www.evercore.com.

#        #        #

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Kenny Juarez
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted pro forma results are a non-GAAP measure. Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect what management views as ongoing operations. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to adjusted pro forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent quarterly reports on Form 10-Q. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

REVENUES
Advisory Revenue	$70,067	$57,731	$119,125	$98,423
Investment Management Revenue	2,160	1,790	2,729	4,364
Other Revenue	5,025	7,709	13,615	14,923

TOTAL REVENUES	77,252	67,230	135,469	117,710
Interest Expense (1)	6,209	7,112	14,700	13,104

NET REVENUES	71,043	60,118	120,769	104,606

EXPENSES
Employee Compensation and Benefits	51,859	38,512	87,713	71,767
Occupancy and Equipment Rental	3,476	3,062	6,638	6,372
Professional Fees	5,114	3,795	8,938	7,272
Travel and Related Expenses	2,457	2,378	4,055	5,122
Communications and Information Services	955	731	1,689	1,373
Depreciation and Amortization	1,141	1,055	2,198	2,136
Special Charges	16,138	1,310	16,138	2,437
Acquisition and Transition Costs	422	—	712	—
Other Operating Expenses	2,418	1,406	4,170	2,860

TOTAL EXPENSES	83,980	52,249	132,251	99,339

INCOME (LOSS) BEFORE INCOME TAXES	(12,937)	7,869	(11,482)	5,267
Provision for Income Taxes	1,373	2,461	2,431	2,167

NET INCOME (LOSS)	(14,310)	5,408	(13,913)	3,100
Net Income (Loss) Attributable to Noncontrolling Interest	(8,267)	3,352	(8,061)	2,009

NET INCOME (LOSS) ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$(6,043)	$2,056	$(5,852)	$1,091

Net Income (Loss) Attributable to Evercore Partners Inc. Common Shareholders	$(6,043)	$2,056	$(5,852)	$1,091

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	13,925	12,895	13,814	12,826
Diluted	13,925	13,171	13,814	13,057
Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:

Basic	$(0.43)	$0.16	$(0.42)	$0.09
Diluted	$(0.43)	$0.16	$(0.42)	$0.08

[1]	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Evercore prepares its Condensed Consolidated Financial Statements using U.S. GAAP. In addition to analyzing the Company’s results on a U.S. GAAP basis, management reviews the Company’s and business segments’ results on an adjusted pro forma basis, which is a non-GAAP financial measure. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The adjusted pro forma results reflect the following adjustments, which management believes are not reflective of ongoing operations, and therefore exclusion of these charges enhances understanding of the Company’s operating performance.

Exclusion of deferred consideration related to Braveheart acquisition. The former shareholders of Braveheart were issued $7.5 million of restricted stock in the first quarter of 2008 as additional deferred consideration pursuant to the Sale and Purchase Agreement associated with the Braveheart acquisition.

Special Charges. The Company has reflected charges in conjunction with the Company’s decision to suspend capital raising for ECP and other ongoing strategic cost management initiatives. The charge relates to the expense required to be recorded under U.S. GAAP for stock-based compensation awards that are voluntarily forfeited by employees who remain with the Company. During the second quarter of 2009 employees voluntarily forfeited 416,878 unvested restricted stock units and 250,230 partnership units. The Company has reflected charges for the three and six months ended June 30, 2008 as Special Charges in connection with employee severance, accelerated share-based vesting, facilities costs associated with the closing of the Los Angeles office and the write-off of certain capitalized costs associated with fundraising initiatives for ECP. Evercore expects to realize cost savings in the future due to these changes.

Acquisition and Transition Costs. The Company has reflected Acquisition and Transition Costs for costs incurred in connection with the acquisition of SFS and the formation of ETC. This charge reflects the change in accounting for deal-related costs required by SFAS No. 141(R), Business Combinations, which was effective January 1, 2009.

Exclusion of amortization of intangible assets acquired with Protego, Braveheart, SFS and EAM. The Protego acquisition was undertaken in contemplation of the IPO. The Braveheart acquisition occurred on December 19, 2006. Also excluded is amortization of intangible assets associated with the recent acquisitions of SFS and EAM.

Client Expenses. The Company has reflected the reclassification of reimbursable expenses and expenses associated with revenue sharing engagements with third parties from revenue.

Vesting of unvested equity. Management believes that it is useful to provide the per-share effect associated with the vesting of previously granted but unvested equity, and thus the adjusted pro forma results reflect the vesting of all unvested event-based Evercore LP partnership units and stock-based awards. However, management has concluded that at the current time it is not probable that the conditions relating to the vesting of the remaining event-based unvested stock-based awards will be achieved or satisfied.

The unaudited condensed consolidated adjusted pro forma financial information is included for informational purposes only and should not be relied upon as being indicative of the Company’s results of operations or financial condition had the transactions contemplated in connection with the internal reorganization been completed on the dates assumed. The unaudited condensed consolidated adjusted pro forma financial information also does not project the results of operations or financial position for any future period or date.

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENT OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2009

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. U.S. GAAP	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$70,067	$(1,628	)(a)	$68,439
Investment Management Revenue	2,160	—		2,160
Other Revenue	5,025	(4,312	)(b)	713

TOTAL REVENUES	77,252	(5,940)		71,312
Interest Expense	6,209	(6,209	)(b)	—

NET REVENUES	71,043	269		71,312

EXPENSES
Employee Compensation and Benefits	51,859	—		51,859
Occupancy and Equipment Rental	3,476	—		3,476
Professional Fees	5,114	(743	)(a)	4,371
Travel and Related Expenses	2,457	(791	)(a)	1,666
Communications and Information Services	955	(21	)(a)	934
Depreciation and Amortization	1,141	(557	)(c)	584
Special Charges	16,138	(16,138	)(d)	—
Acquisition and Transition Costs	422	(422	)(e)	—
Other Operating Expenses	2,418	(73	)(a)	2,345

TOTAL EXPENSES	83,980	(18,745)		65,235

INCOME (LOSS) BEFORE INTEREST EXPENSE ON LONG-TERM DEBT AND INCOME TAXES	(12,937)	19,014		6,077
Interest Expense on Long-term Debt	—	1,897	(b)	1,897

INCOME (LOSS) BEFORE INCOME TAXES	(12,937)	17,117		4,180
Provision for Income Taxes	1,373	384	(f)	1,757

NET INCOME (LOSS)	(14,310)	16,733		2,423
Net Income (Loss) Attributable to Noncontrolling Interest	(8,267)	7,140	(g)	(1,127)

NET INCOME (LOSS) ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$(6,043)	$9,593		$3,550

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	12,296	—		12,296
Vested Partnership Units	—	15,386	(h)	15,386
Unvested Partnership Units	—	4,603	(h)	4,603
Vested Restricted Stock Units - Event Based	1,209	—		1,209
Unvested Restricted Stock Units - Event Based	—	780	(h)	780
Vested Restricted Stock Units - Service Based	420	—		420
Unvested Restricted Stock Units - Service Based	—	911	(h)	911
Unvested Restricted Stock - Service Based	—	86	(h)	86

Total Shares	13,925	21,766		35,691

Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$(0.43)			$0.10
Diluted	$(0.43)			$0.10

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENT OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2008

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. U.S. GAAP	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$57,731	$(1,165	)(a)	$56,566
Investment Management Revenue	1,790	(88	)(a)	1,702
Other Revenue	7,709	(7,112	)(b)	597

TOTAL REVENUES	67,230	(8,365)		58,865
Interest Expense	7,112	(7,112	)(b)	—

NET REVENUES	60,118	(1,253)		58,865

EXPENSES
Employee Compensation and Benefits	38,512	—		38,512
Occupancy and Equipment Rental	3,062	—		3,062
Professional Fees	3,795	(857	)(a)	2,938
Travel and Related Expenses	2,378	(330	)(a)	2,048
Communications and Information Services	731	(12	)(a)	719
Depreciation and Amortization	1,055	(475	)(c)	580
Special Charges	1,310	(1,310	)(d)	—
Acquisition and Transition Costs	—	—		—
Other Operating Expenses	1,406	(54	)(a)	1,352

TOTAL EXPENSES	52,249	(3,038)		49,211

INCOME BEFORE INTEREST EXPENSE ON LONG-TERM DEBT AND INCOME TAXES	7,869	1,785		9,654
Interest Expense on Long-term Debt	—	—		—

INCOME BEFORE INCOME TAXES	7,869	1,785		9,654
Provision for Income Taxes	2,461	1,416	(f)	3,877

NET INCOME	5,408	369		5,777
Net Income (Loss) Attributable to Noncontrolling Interest	3,352	(3,352	)(g)	—

NET INCOME ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$2,056	$3,721		$5,777

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	11,458	—		11,458
Vested Partnership Units	—	15,205	(h)	15,205
Unvested Partnership Units	77	4,776	(h)	4,853
Vested Restricted Stock Units - Event Based	1,210	—		1,210
Unvested Restricted Stock Units - Event Based	—	827	(h)	827
Vested Restricted Stock Units - Service Based	227	—		227
Unvested Restricted Stock Units - Service Based	8	—		8
Unvested Restricted Stock - Service Based	191	—		191

Total Shares	13,171	20,808		33,979

Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.16			$0.17
Diluted	$0.16			$0.17

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2009

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. U.S. GAAP	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$119,125	$(2,637	)(a)	$116,488
Investment Management Revenue	2,729	(3	)(a)	2,726
Other Revenue	13,615	(10,911	)(b)	2,704

TOTAL REVENUES	135,469	(13,551)		121,918
Interest Expense	14,700	(14,700	)(b)	—

NET REVENUES	120,769	1,149		121,918

EXPENSES
Employee Compensation and Benefits	87,713	—		87,713
Occupancy and Equipment Rental	6,638	—		6,638
Professional Fees	8,938	(1,212	)(a)	7,726
Travel and Related Expenses	4,055	(1,223	)(a)	2,832
Communications and Information Services	1,689	(38	)(a)	1,651
Depreciation and Amortization	2,198	(1,025	)(c)	1,173
Special Charges	16,138	(16,138	)(d)	—
Acquisition and Transition Costs	712	(712	)(e)	—
Other Operating Expenses	4,170	(167	)(a)	4,003

TOTAL EXPENSES	132,251	(20,515)		111,736

INCOME (LOSS) BEFORE INTEREST EXPENSE ON LONG-TERM DEBT AND INCOME TAXES	(11,482)	21,664		10,182
Interest Expense on Long-term Debt	—	3,789	(b)	3,789

INCOME (LOSS) BEFORE INCOME TAXES	(11,482)	17,875		6,393
Provision for Income Taxes	2,431	262	(f)	2,693

NET INCOME (LOSS)	(13,913)	17,613		3,700
Net Income (Loss) Attributable to Noncontrolling Interest	(8,061)	6,406	(g)	(1,655)

NET INCOME (LOSS) ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$(5,852)	$11,207		$5,355

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	12,212	—		12,212
Vested Partnership Units	—	15,132	(h)	15,132
Unvested Partnership Units	—	4,603	(h)	4,603
Vested Restricted Stock Units - Event Based	1,209	—		1,209
Unvested Restricted Stock Units - Event Based	—	780	(h)	780
Vested Restricted Stock Units - Service Based	393	—		393
Unvested Restricted Stock Units - Service Based	—	575	(h)	575
Unvested Restricted Stock - Service Based	—	80	(h)	80

Total Shares	13,814	21,170		34,984

Net Income (Loss) Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$(0.42)			$0.15
Diluted	$(0.42)			$0.15

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2008

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. U.S. GAAP	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$98,423	$(1,459	)(a)	$96,964
Investment Management Revenue	4,364	(247	)(a)	4,117
Other Revenue	14,923	(13,104	)(b)	1,819

TOTAL REVENUES	117,710	(14,810)		102,900
Interest Expense	13,104	(13,104	)(b)	—

NET REVENUES	104,606	(1,706)		102,900

EXPENSES
Employee Compensation and Benefits	71,767	(7,452	)(i)	64,315
Occupancy and Equipment Rental	6,372	—		6,372
Professional Fees	7,272	(1,065	)(a)	6,207
Travel and Related Expenses	5,122	(515	)(a)	4,607
Communications and Information Services	1,373	(28	)(a)	1,345
Depreciation and Amortization	2,136	(951	)(c)	1,185
Special Charges	2,437	(2,437	)(d)	—
Acquisition and Transition Costs	—	—		—
Other Operating Expenses	2,860	(98	)(a)	2,762

TOTAL EXPENSES	99,339	(12,546)		86,793

INCOME BEFORE INTEREST EXPENSE ON LONG-TERM DEBT AND INCOME TAXES	5,267	10,840		16,107
Interest Expense on Long-term Debt	—	—		—

INCOME BEFORE INCOME TAXES	5,267	10,840		16,107
Provision for Income Taxes	2,167	3,668	(f)	5,835

NET INCOME	3,100	7,172		10,272
Net Income Attributable to Noncontrolling Interest	2,009	(2,009	)(g)	—

NET INCOME ATTRIBUTABLE TO EVERCORE PARTNERS INC.	$1,091	$9,181		$10,272

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	11,389	171	(h)	11,560
Vested Partnership Units	—	15,209	(h)	15,209
Unvested Partnership Units	77	4,776	(h)	4,853
Vested Restricted Stock Units - Event Based	1,213	—		1,213
Unvested Restricted Stock Units - Event Based	—	827	(h)	827
Vested Restricted Stock Units - Service Based	224	—		224
Unvested Restricted Stock Units - Service Based	7	—		7
Unvested Restricted Stock - Service Based	147	—		147

Total Shares	13,057	20,983		34,040

Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.09			$0.30
Diluted	$0.08			$0.30

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

THREE MONTHS ENDED JUNE 30, 2009 AND 2008

(dollars in thousands)

(UNAUDITED)

	Three Months Ended June 30, 2009
	Adjusted Pro Forma Basis				U.S. GAAP Basis
	Advisory	Investment Management	Adjustments		Consolidated Results
REVENUES
Advisory Revenue	$68,439	$—	$1,628	(a)	$70,067
Investment Management Revenue	—	2,160	—		2,160
Other Revenue	(71)	784	4,312	(b)	5,025

TOTAL REVENUES	68,368	2,944	5,940		77,252
Interest Expense	—	—	6,209	(b)	6,209

NET REVENUES	68,368	2,944	(269)		71,043

EXPENSES
Employee Compensation and Benefits	39,682	12,177	—		51,859
Non-compensation Costs	8,468	4,908	18,745	(a)(c)(d)(e)	32,121

TOTAL EXPENSES	48,150	17,085	18,745		83,980

Income (Loss) Before Interest Expense on Long-term Debt and Income Taxes	20,218	(14,141)	(19,014)		(12,937)
Interest Expense on Long-term Debt	683	1,214	(1,897	)(b)	—

Income (Loss) Before Income Taxes	$19,535	$(15,355)	$(17,117)		$(12,937)

	Three Months Ended June 30, 2008
	Adjusted Pro Forma Basis				U.S. GAAP Basis
	Advisory	Investment Management	Adjustments		Consolidated Results
REVENUES
Advisory Revenue	$56,566	$—	$1,165	(a)	$57,731
Investment Management Revenue	—	1,702	88	(a)	1,790
Other Revenue	727	(130)	7,112	(b)	7,709

TOTAL REVENUES	57,293	1,572	8,365		67,230
Interest Expense	—	—	7,112	(b)	7,112

NET REVENUES	57,293	1,572	1,253		60,118

EXPENSES
Employee Compensation and Benefits	34,095	4,417	—		38,512
Non-compensation Costs	8,313	2,386	3,038	(a)(c)(d)	13,737

TOTAL EXPENSES	42,408	6,803	3,038		52,249

Income (Loss) Before Interest Expense on Long-term Debt and Income Taxes	14,885	(5,231)	(1,785)		7,869
Interest Expense on Long-term Debt	—	—	—		—

Income (Loss) Before Income Taxes	$14,885	$(5,231)	$(1,785)		$7,869

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

SIX MONTHS ENDED JUNE 30, 2009 AND 2008

(dollars in thousands)

(UNAUDITED)

	Six Months Ended June 30, 2009
	Adjusted Pro Forma Basis				U.S. GAAP Basis
	Advisory	Investment Management	Adjustments		Consolidated Results
REVENUES
Advisory Revenue	$116,488	$—	$2,637	(a)	$119,125
Investment Management Revenue	—	2,726	3	(a)	2,729
Other Revenue	531	2,173	10,911	(b)	13,615

TOTAL REVENUES	117,019	4,899	13,551		135,469
Interest Expense	—	—	14,700	(b)	14,700

NET REVENUES	117,019	4,899	(1,149)		120,769

EXPENSES
Employee Compensation and Benefits	68,894	18,819	—		87,713
Non-compensation Costs	15,759	8,264	20,515	(a)(c)(d)(e)	44,538

TOTAL EXPENSES	84,653	27,083	20,515		132,251

Income (Loss) Before Interest Expense on Long-term Debt and Income Taxes	32,366	(22,184)	(21,664)		(11,482)
Interest Expense on Long-term Debt	683	3,106	(3,789	)(b)	—

Income (Loss) Before Income Taxes	$31,683	$(25,290)	$(17,875)		$(11,482)

	Six Months Ended June 30, 2008
	Adjusted Pro Forma Basis				U.S. GAAP Basis
	Advisory	Investment Management	Adjustments		Consolidated Results
REVENUES
Advisory Revenue	$96,964	$—	$1,459	(a)	$98,423
Investment Management Revenue	—	4,117	247	(a)	4,364
Other Revenue	1,509	310	13,104	(b)	14,923

TOTAL REVENUES	98,473	4,427	14,810		117,710
Interest Expense	—	—	13,104	(b)	13,104

NET REVENUES	98,473	4,427	1,706		104,606

EXPENSES
Employee Compensation and Benefits	55,232	9,083	7,452	(i)	71,767
Non-compensation Costs	17,977	4,501	5,094	(a)(c)(d)	27,572

TOTAL EXPENSES	73,209	13,584	12,546		99,339

Income (Loss) Before Interest Expense on Long-term Debt and Income Taxes	25,264	(9,157)	(10,840)		5,267
Interest Expense on Long-term Debt	—	—	—		—

Income (Loss) Before Income Taxes	$25,264	$(9,157)	$(10,840)		$5,267

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Operations

(a)	The Company has reflected the reclassification of reimbursable expenses and expenses associated with revenue sharing engagements with third parties from revenue.

(b)	Adjusted Pro Forma segment information classifies interest expense on short-term repurchase agreements within the Investment Management segment as Other Revenue, net, whereas U.S. GAAP results reflect this in Interest Expense. Interest Expense on Long-term Debt is presented as a separate line on a segment basis and is included in Interest Expense on a U.S. GAAP Basis.

(c)	Reflects expenses associated with amortization of intangible assets acquired in the Protego, Braveheart, SFS and EAM acquisitions.

(d)	The Company has reflected charges in conjunction with Evercore’s decision to suspend capital raising for ECP and other ongoing strategic cost management initiatives. The charge relates to the expense required to be recorded under U.S. GAAP for stock-based compensation awards that are voluntarily forfeited by employees who remain with the Company. During the second quarter of 2009 employees voluntarily forfeited 416,878 unvested restricted stock units and 250,230 Evercore LP partnership units. The Company has reflected charges in the first quarter of 2008, as Special Charges in connection with the write-off of certain capitalized costs associated with ECP capital raising initiatives, employee severance, accelerated share-based vesting and facilities costs associated with the closing of the Los Angeles office.

(e)	The Company has reflected Acquisition and Transition Costs for costs incurred in connection with the acquisition of SFS and the formation of ETC. This charge reflects the change in accounting for deal-related costs required by SFAS No. 141(R) Business Combinations, which was effective January 1, 2009.

(f)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to increase Evercore’s effective tax rate to approximately 42.0% and 42.1% for the three and six months ended June 30, 2009. The effects of these adjustments increased the effective tax rate to approximately 40.2% for the three months ended June 30, 2008 and decreased the effective tax rate to 36.2% for the six months ended June 30, 2008. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to tax deductions for equity-based compensation awards are made directly to stockholders’ equity. The decrease in the effective tax rate for the six months ended June 30, 2008 resulted from a discrete net tax benefit that was realized during the quarter. The Company’s effective tax rate would have been 40.2% excluding that benefit.

(g)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock.

(h)	Assumes the vesting of all Evercore LP partnership units and restricted stock unit event-based awards and reflects on a weighted average basis, the dilution of unvested service-based awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units and event-based restricted stock units are excluded from the calculation.

(i)	Reflects an adjustment for a reduction of compensation expense associated with the issuance of restricted stock to the former shareholders of Braveheart in the first quarter of 2008 as additional deferred consideration pursuant to the Sale and Purchase Agreement associated with the Braveheart acquisition.